AGREEMENT

This Nomination Agreement (the "Agreement"), is by and between JANA Partners LLC (the "Nominating Party," “we” or the “undersigned”) and [NAME].

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") of an affiliate of the undersigned, to stand for election as a director of PetSmart, Inc. ("PetSmart") in connection with a proxy solicitation (the "Proxy Solicitation") to be conducted by the undersigned and certain other parties in respect of the 2015 annual meeting of stockholders of PetSmart expected to be held in June 2015 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "Annual Meeting") or appointment or election by other means. You further agree to serve as a director of PetSmart if so elected or appointed. The undersigned agrees on behalf of the Nominating Party to pay the costs of the Proxy Solicitation. The undersigned also agrees to pay you, in the event that the undersigned publicly announces that you have agreed to serve on the Slate until the Annual Meeting (or the earlier abandonment of the Proxy Solicitation), $50,000. You understand and agree that such compensation may not be paid to you, or that you may be required to refund such compensation, in the event that this agreement is terminated by the undersigned for Cause. "Cause" shall mean (i) fraud or willful misconduct by you, (ii) a material violation by you of applicable laws, or (iii) your refusal to serve as a nominee for the Board of Directors of PetSmart or as a member of the Board of Directors of PetSmart.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected, as a director of PetSmart if such nominee later changes his mind and determines not to serve on the Slate or, if elected, as a director of PetSmart. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and, if elected, as a director of PetSmart. In that regard, you will be supplied with a questionnaire (the "JANA Questionnaire") in which you will provide the undersigned with information necessary for the Nominating Party to make appropriate disclosure to PetSmart and to use in creating the proxy solicitation materials to be sent to stockholders of PetSmart and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation.

You agree that (i) upon request you will promptly complete and sign the JANA Questionnaire, and return it to the person indicated in the JANA Questionnaire, (ii) your responses in the JANA Questionnaire will be true, complete and correct in all respects, and (iii) you will provide any additional information as may be requested by the undersigned. In addition, you agree that you will execute and return a separate instrument confirming that you consent to being nominated for election as a director of PetSmart and, if elected, consent to serving as a director of PetSmart. Upon being notified that we have chosen you, we may forward your consent and completed JANA Questionnaire (or summary thereof), to PetSmart, and we may at any time, in our discretion, disclose the information contained therein, as well as the existence and contents of this letter. Furthermore, you understand that we may elect, at our expense, to conduct a background and reference check on you and you agree to complete and execute any necessary authorization forms or other documents required in connection therewith.

You further agree that (i) you will treat confidentially all information relating to the Proxy Solicitation which is non-public, confidential or proprietary in nature; (ii) you will not issue, publish or otherwise make any public statement or any other form of communication relating to PetSmart or the Proxy Solicitation without the prior approval of the undersigned; and (iii) you will not agree to serve, or agree to be nominated to stand for election by PetSmart or any other stockholder of PetSmart (other than the undersigned), as a director of PetSmart without the prior approval of the undersigned.

You and other family members and affiliates may invest in securities of PetSmart, provided that (i) you and such individuals agree to consult with the undersigned and provide necessary information so that we may comply with any applicable disclosure or other obligations which may result from such investment, (ii) the undersigned or its affiliates shall prepare and complete any required disclosures including all regulatory filings related thereto and (iii) you and such individuals agree not to dispose of any such securities prior to the termination of this agreement.

The undersigned agrees on behalf of the Nominating Party that, so long as you actually serve on the Slate, the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof, (i) relating to your role as a nominee for director of PetSmart on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. Your right of indemnification hereunder shall continue after the Annual Meeting has taken place but only for events that occurred prior to the Annual Meeting and subsequent to the date hereof. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of PetSmart, if you are elected. Nothing herein shall be construed to provide you with indemnification (i) if you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) if you acted in a manner that constitutes gross negligence or willful misconduct; or (iii) if you provided false or misleading information, or omitted material information, in the JANA Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly notify the undersigned in writing in the event of any third-party claims actually made against you or known by you to be threatened if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned shall promptly assume control of the defense of such claim with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes (i) no admission of liability or guilt by you, and (ii) an unconditional release of you from any and all liability or obligation in respect of such claim. If you are required to enforce the obligations of the undersigned in this letter in a court of competent jurisdiction, or to recover damages for breach of this letter, the undersigned will pay on your behalf, in advance, any and all expenses (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) actually and reasonably incurred by you in such action, regardless of whether you are ultimately determined to be entitled to such indemnification or advancement of expenses.

Each of us recognizes that should you be elected to the Board of Directors of PetSmart all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to PetSmart and to the stockholders of PetSmart and, as a result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a director of PetSmart.

This agreement shall automatically terminate on the earliest to occur of (i) the conclusion of PetSmart's next annual meeting of stockholders (regardless of the outcome), (ii) your election or appointment to the Board of Directors of PetSmart or (iii) our communication to you of our intent not to proceed with the Proxy Solicitation.

This letter sets forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the undersigned and you. This letter shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

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Agreed to as of the date both parties have signed:

JANA PARTNERS LLC

By:
Name:
Title:
Date:

Name:
Date: